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                                  AMENDMENT NO. 2 TO
                               RESTATED LOAN DOCUMENTS


THIS AMENDMENT, made and entered into effective as of December 19th, 1996, by and between MEDICAL GRAPHICS CORPORATION, a Minnesota corporation ("Borrower"), and MARQUETTE CAPITAL BANK, N.A., a national banking association, formerly known as Marquette Capital Bank, a Minnesota corporation with its main banking house located in Minneapolis, Minnesota, ("Bank").

                                 W I T N E S S E T H:

WHEREAS, the Borrower and the Bank entered into that certain restated revolving credit agreement dated May 31, 1996, as heretofore and hereinafter amended (the "Restated Revolving Credit Agreement") pursuant to which the Bank agreed to extend a $3,500,000 line of credit to the Borrower (the "Revolving Loan"); and

WHEREAS, the Revolving Loan is evidenced by that certain $3,500,000 restated revolving credit note dated May 31, 1996, executed by the Borrower and payable to the order of the Bank, as heretofore and hereinafter amended (the "Restated Note"); and

WHEREAS, the Borrower and the Bank amended the Restated Revolving Credit Agreement and the Restated Note in that certain Amendment No. 1 to Restated Loan Documents dated September 30, 1996; and

WHEREAS, the maturity date under the Restated Note is December 31, 1996, and the Borrower has requested that such maturity date be extended; and

WHEREAS, the Bank is willing to extend the maturity date as provided below based on the understanding and acknowledgment of the Borrower and the Bank that the Bank shall allow no further extensions of the maturity date under the Restated Note; and

WHEREAS, the Borrower and the Bank desire to amend the Restated Revolving Credit Agreement, and the Restated Note, as provided below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A.  AMENDMENT TO RESTATED NOTE.  The Restated Note shall be amended as follows:

    1. Paragraph 1 of the Restated Note is hereby amended by deleting the phrase "one and one-half percent (1.50%)" and replacing it with the phrase "two percent (2.00%)."

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    2.   The first sentence of Paragraph 2 of the Restated Note is hereby deleted in its entirety and replaced with the following:

              The outstanding principal balance hereof shall be due and payable in full on March 31, 1997 (the "Expiration Date").

B. AMENDMENTS TO RESTATED REVOLVING CREDIT AGREEMENT. The Revolving Credit Agreement shall be amended as follows:

    1. The Restated Revolving Credit Agreement is hereby amended by deleting the date referenced in Section 1.(h) as "December 31, 1996" and replacing it with the date "March 31, 1997."

    2. The Revolving Credit Agreement is hereby amended by deleting the date referenced in Section 1.(r) as "December 31, 1996" and replacing it with the date "March 31, 1997."

    3. The Revolving Credit Agreement is hereby amended by adding the following Section 7.A. (ii):

         (ii) Within thirty (30) days after the end of each calendar quarter, the names and addresses of the account debtors on the accounts receivable of the Borrower as of the last day of the immediately preceding calendar quarter.

C. LOCKBOX AND COLLATERAL ACCOUNT. Upon execution and delivery of this Amendment, the Borrower shall execute and deliver to the Bank the Collateral Agreement, a copy of which is attached as EXHIBIT A.

D. RELEASE. The Borrower hereby releases the Bank and each of its officers, directors, agents, employees, legal counsel and other representatives from any and all claims, demands, causes of action, liability, damage, loss, cost and expense which it has paid, incurred or sustained or believe it has paid, incurred or sustained, known or unknown, absolute or contingent, liquidated or unliquidated, as a result of or related to their past or present relationship with the Bank, including, but not limited to (a) the transactions evidenced by or related to the Restated Revolving Credit Agreement, the Restated Note, the Borrower Documents (as that term is defined in the Restated Credit Agreement), Amendment No. 1 to Restated Loan Document dated September 30, 1996, and any and all other documents, agreements or instruments related thereto, or (b) any acts or omissions of the Bank or any of its officers, directors, agents, employees, legal counsel or other representatives in connection therewith or related thereto, or (c) the extension or denial of credit.


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E.  REPRESENTATIONS.  The Borrower hereby repeats and reaffirms that (a) all representations and warranties set forth and contained in the Restated Revolving Credit Agreement (as such terms are referred to and defined in the Restated Revolving Credit Agreement) are true and correct in all material respects as the date hereof, as if said representations and warranties were fully set forth herein and (b) no Event of Default (as that term is defined in the Restated Revolving Credit Agreement), and no event has occurred or is continuing as of the date hereof, unless specifically waived in writing by the Bank.

F. LEGAL REPRESENTATION. The parties hereto each hereby warrant and represent that they have consulted with legal counsel of their choice to review and advise them with respect to this Amendment or have had the opportunity to consult with legal counsel of their choice and have made their own decision not to consult legal counsel. Without limiting the generality of the foregoing, the parties hereto acknowledge that they have legal and business options available to them other than the execution and delivery of this Amendment but have nevertheless decided to execute and deliver this Amendment and have done so voluntarily without duress.

G. INCORPORATION BY REFERENCE. Except as otherwise expressly changed, modified or amended pursuant to this Amendment, the terms and provisions of the Restated Revolving Credit Agreement and any and all other "Borrower Documents" (as defined in the Restated Revolving Credit Agreement) are hereby ratified and confirmed and such provisions are incorporated herein by reference. The Borrower further agrees that, as except as expressly amended herein, all the Borrower Documents remain in full force and effect as of the date hereof and are not subject to any existing defenses, counterclaims or rights to set-off.

H. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

I. HEADINGS. The description headings of this Amendment are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.

J. INTERPRETATION AND SEVERANCE. The provisions of this Agreement shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if for any reason any provision hereof is determined to be unenforceable or invalid, such provision or part thereof as may be unenforceable or invalid shall be deemed severed from this Amendment and the remaining provisions shall be carried out with the same force and effect as if the severed provision or part thereof had not been part thereof had not been part of this Agreement.


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    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


MARQUETTE CAPITAL BANK, N.A.  MEDICAL GRAPHICS CORPORATION


By:  /s/ Margaret Mary Yanez    By:   /s/ Eric W. Sivertson
    -------------------------       --------------------------
Its:  Vice President            Its:   President
    -------------------------       --------------------------



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